UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 4, 2006

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

000-24381	75-1386375

(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Plains Blvd, Amarillo, Texas	79102

(Address of principal executive offices)	(Zip Code)

(806) 351-2300

(Registrant’s telephone number, including area code)

NONE

(Former name, former address and former fiscal year, if changed since last report)

HASTINGS ENTERTAINMENT, INC.
Item 7.01. Regulation FD Disclosure
Part I. Disclosure of Financial Estimates
Hastings Entertainment, Inc. previously announced financial guidance for the full fiscal year 2006 in a press release dated March 27, 2006. In conjunction with presentations to certain broker/dealers on May 4 and 5, 2006, Hastings Entertainment, Inc. furnished the following additional projected information for fiscal 2006:
•	Fiscal year 2006 pre-tax earnings are projected to be approximately $12.3 million.
Part II. Website Access and Safe Harbor Statement
The complete presentation, in Microsoft PowerPoint format, referred to above can be accessed via the Internet at www.gohastings.com in the Investor Relations section under the heading “Electronic Literature.”
Safe Harbor Statement
Certain statements set forth above or made by Hastings or with the approval of an authorized executive officer of the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “plan,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements which address operating performance, events or developments that we expect or anticipate will occur in the future, particularly with respect to items contained in our guidance for fiscal year 2006 and other statements expressing general optimism about future operating results are forward-looking statements. Such statements are based upon management’s current estimates, assumptions and expectations, which if incorrect could cause actual results to differ materially from those described herein. We undertake no obligation to affirm, publicly update or revise any forward-looking statements.

HASTINGS ENTERTAINMENT, INC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2006	Hastings Entertainment, Inc.
(Registrant)

	By:	/s/ Dan Crow

Dan Crow Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)